LEASE AGREEMENT

BY AND BETWEEN

MPC HOLDINGS, LLC
("LANDLORD")

AND

INSIGHT GENETICS, INC, A WHOLLY-OWNED SUBSIDIARY OF ONCOCYTE CORPORATION

("TENANT")

DATED AS OF

FOR

SUITE 103

CONTAINING 1,928 RENTABLE SQUARE FEET

AT THE INTERNATIONAL PLAZA OFFICE BUILDING

TERM: 36 MONTHS

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made and entered into this 1 day of January 2024, effective as of this date ("Effective Date") by and between Landlord and Tenant.

W I T N E S S E T H:

1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

   (a) Landlord: MPC Holdings, LLC, a Tennessee Limited Liability Company.

   (b) Landlord's Address: 140 BNA Park Drive, Suite 520, Nashville, Tennessee 37214.

   (c) Tenant: INSIGHT GENETICS, INC, a wholly-owned subsidiary of ONCOCYTE CORPORATION.

   (d) Tenant's Notice Address: 2 International Plaza, Suite 103, Nashville, TN 37217.

   (e) Building Address: International Plaza, 2 International Plaza Drive, Nashville, Tennessee 37217.

   (f) Suite Number: 103

   (g) Rentable Floor Area of Demised Premises: 1,928 rentable square feet.

   (h) Rental Commencement Date: January 1, 2024

   (i) Rent and Base Rental:

   The "Base Rental" due hereunder from Tenant shall be as follows:

Lease Year	Annual	Monthly Base Rent
Year 1	$48,200.04	$4,016.67
Year 2	$49,646.04	$4,137.17
Year 3	$51,130.56	$4,260.88

For purposes of calculating the Base Rental set forth above, Landlord and Tenant have agreed that the rentable floor area of the Demised Premises is 1,928 square feet regardless of any measurement discrepancies or variations that may arise from differing measurement techniques.

2. Lease of Demised Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant hereunder, and upon the terms and conditions herein stated, does hereby rent and lease unto Tenant in an as-is condition and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (the building") located on that certain tract of land (the "Land") more particularly described on Exhibit A attached hereto and by this reference made a part hereof, which Demised Premises are on the floor plan attached hereto as Exhibit B and by this reference made a part hereof, with no easement for light or view included in the Demised Premises or being granted hereunder. The term "Project" is defined to mean the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

3. Lease Term. This Lease is effective as of the date the Lease is signed and approved by both parties, with the term of this Lease (the "Lease Term") commencing on January 1, 2024, Rental Commencement Date, and continuing for a period of Thirty-Six (36) months from the Rental Commencement Date, unless sooner terminated as provided in this Lease. The base rental fees for each year of the lease term are stated in Section 1(i) above.

4. Renewals. Provided that Tenant is not, nor has been, in default under the Lease beyond the expiration of any applicable grace or cure periods, Tenant shall have the option to renew the Term of this Lease for Four (4) additional one (1) year periods (which periods are referred to herein as a "Renewal Term"), provided written notice of the election of such option shall be sent to Landlord not less than one (1) year prior to the expiration of the then expiring Term, and is mutually agreed upon by both parties to the Agreement. In the event that the Landlord shall elect to not accept option for renewal Term, Landlord shall provide the Tenant with one (1) year prior written notice. If said option is duly exercised, the Lease Term shall be automatically extended for the period of the next ensuing option, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease. Thereafter base rental rate beginning on the Rental Commencement Date of renewed "Lease Term" shall be as detailed below. If Tenant fails to send written notice of renewal as provided herein, then Tenant shall have irrevocably waived its right to renew the Lease. Any reference in this Lease to the "Term of this Lease" or "Term" or "Lease Term" shall mean the Initial Term, together with any Renewal Term accruing pursuant to this Section 4. This option to renew shall inure to Tenant only, and not to any subtenant or assignee of Tenant, unless such subtenant or assignee is a parent, subsidiary, affiliate, or successor-in-interest of Tenant.

Renewal Year	Annual Base Rental	Monthly Base Rental
Option Year One	$52,672.92	$4,389.41
Option Year Two	$54,253.92	$4,521.16
Option Year Three	$55,873.44	$4,656.12
Option Year Four	$57,550.80	$4,795.90

5. Possession. The obligations of Landlord and Tenant with respect to the leasehold improvements to the Demised Premises are set forth in Exhibits C and D attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

6. Rental Payments.

(a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental set forth in Section 1(i) hereof and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease which are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. A monthly installment of Base Rental shall be due and payable on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Base Rental to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

(b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance.

7. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions upon receipt and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

8. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Section 1(b) hereof or at such other place as Landlord may designate in writing from time to time.

If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the lesser of (i) the rate of ten percent (10%) per annum or (ii) the maximum legal rate of interest.

9. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest from and after the due date for such payment at the lesser of (i) the rate of ten percent (10%) per annum or (ii) the maximum legal rate of interest.

10. Use Rules.

(a) The Demised Premises shall be used for executive, general administrative and office space purposes, research and development, clinical diagnostic laboratory, and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof.

(b) Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including federal, state, county and municipal authorities), now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to Tenant's particular use, occupancy or alteration of the Demised Premises, and of all insurance underwriters applicable to the Demised Premises or to Tenant's use, occupancy or alteration thereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter reasonably promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such reasonable rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole but reasonable discretion to protect the tenantability, safety, operation and welfare of the Demised Premises and the Project.

(c) Tenant covenants and agrees that (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination, (3) that Tenant shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally Assisted Programs of the Department of

Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

(d) Tenant agrees to comply with the additional terms and provisions set forth in Exhibit F.

11. Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibits C and D hereto, which shall be governed by the provisions of such Exhibits C and D, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (*e.g.*, mechanical or electrical systems or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord notifies Tenant to remove the same at the expiration or earlier termination of the Lease Term, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Section 28 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

12. Repairs.

(a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (but excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas on the Land. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, sublessees or assigns shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

(b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereinafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

13. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine the same, to make repairs, additions, alterations and improvements, to exhibit the Demised Premises to mortgagees or prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damage arising therefrom; provided, however, that Landlord shall, except in the case of an emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on, in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of reasonable interruption of Tenant's business or loss of profits therefrom because of the reasonable prosecution of any such work or part thereof. Notwithstanding anything in this Section 13 to the contrary, Landlord shall use reasonable efforts to minimize any interruption of Tenant's business while performing any non-emergency repairs, alterations or improvements to the Demised Premises.

14. Insurance.

(a) Tenant shall obtain at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis and insuring the full replacement cost of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of Tenant's improvements to the Demised Premises (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and worker's compensation insurance as required by applicable law. Tenant shall also obtain at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, including, without limitation, insurance coverage assumed or contractual liability under this Lease, written on an occurrence basis and insuring against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant or its agents, sublessees, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Project, in a combined single limit for both damage to property and personal injury in the amount of not less than One Million Dollars ($1,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided by Tenant in this Lease. Tenant shall require any contractor performing work for Tenant on the Demised Premises to carry and maintain, at no expense to Landlord, comprehensive general liability insurance, including, without limitation, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protection liability coverage in such amounts, with such deductibles and with such companies as Landlord shall reasonably approve. All insurance

policies obtained and maintained by Tenant pursuant to this Section 14 shall name Landlord and any additional parties designated by Landlord as additional insureds (or the co-loss payee in the case of the commercial property insurance), shall be carried with companies licensed to do business in the State of Tennessee and shall be non-cancelable and not subject to material change except after thirty (30) business days prior written notice to Landlord. Duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premiums therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and certificates evidencing renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

(b) Tenant shall also carry such other types of insurance in form and amount as Landlord shall reasonably deem to be prudent for Tenant to carry under then-current circumstances or conditions. All insurance policies obtained and maintained by Tenant pursuant to this Section 14 shall be carried with companies licensed to do business in the State of Tennessee reasonably satisfactory to Landlord.

15. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of commercial general liability and business interruption and other insurance obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible commercial property insurance in effect at the time of such loss or damage or would be covered by such insurance as is required to be maintained under this Lease by the party seeking recovery.

16. Default.

(a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant fails to pay any Rent or any other charge or sum payable by Tenant pursuant to the terms hereof within five (5) days after written notice thereof to Tenant; (ii) Tenant fails to comply with any term, provision, covenant or warranty made under this Lease by Tenant (excepting the payment of Rent or any other charge or sum payable by Tenant hereunder) and fails to cure such failure within thirty (30) days after notice thereof to Tenant, provided, however, that if the curing of such failure to comply (A) requires activity over a period of time and (B) Tenant promptly commences to cure such noncompliance, to the satisfaction of Landlord, within such thirty (30) day period and diligently pursues the curing of such failure to comply as determined by Landlord, then such thirty (30) period may be extended to a period not to exceed ninety (90) days; (iii) Tenant or any guarantor of this Lease makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or

regulation, or files an answer admitting, or fails timely to contest, the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding is not dismissed within thirty (30) days after the commencement thereof; (v) a receiver or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of this Lease; (vi) Tenant abandons or vacates all or any portion of the Demised Premises or fails to take possession thereof and fails to pay Rent as provided in this Lease; (vii) Tenant does or permits to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed, discharged or bonded (if being disputed) within fifteen (15) days after the filing thereof; (viii) Tenant fails to return a properly executed instrument to Landlord in accordance with the provisions of Section 24 hereof within the time period provided for such return following Landlord's request for the same; or (ix) Tenant fails to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Section 24 hereof following Landlord's request for the same.

(b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) to terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and, if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person or entity that may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim of damages therefor, with Tenant hereby agreeing to pay Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise; (ii) to terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person or entity that may be occupying the Demised Premises or any part thereof, by any lawful means, including dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to re-let the Demised Premises, and Landlord may re-let the Demised Premises or any portion thereof (but without any obligation to do so) in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefrom, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord from any such re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and

restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) to enter upon the Demised Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; or (iv) to seek any unamortized cost of the Leasehold Improvements as set forth in Exhibit C as well as a five percent (5%) administrative fee on that remaining Leasehold Improvement cost. Tenant agrees to reimburse Landlord on demand for any expenses in connection with Landlord's actions under this Section 16(b), including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease. If this Lease is terminated by Landlord as a result of the occurrence of an event of default hereunder, Landlord may declare the entire amount of Rent and other charges and sums payable by Tenant hereunder which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (including, without limitation, increases in Rent for which this Lease provides), discounted to present value by using a discount factor equal to ten percent (10%) per annum, to be due and payable immediately. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and sums theretofore payable by Tenant hereunder, at Landlord's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agree that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

(c) Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and sums payable by Tenant and due to Landlord hereunder or of any damages accruing by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No re-entry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such event of default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any re-letting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Section 21 hereof.

17. Waiver of Breach. No waiver of any breach of any of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

18. Assignment or Subletting.

(a) Tenant shall not, without prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of Demised Premises or any part thereof by any party, if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Section 10 hereof. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation or limited liability company, any dissolution, merger or transfer of fifty-one percent (51%) or more of the capital stock or membership interests of Tenant, as the case may be, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of the Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed sublessee or assignee and such other financial documentation relative to the proposed sublessee or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. The consent of Landlord to any proposed assignment or sublease may not be unreasonably withheld or delayed. Fifty Percent (50%) of any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof

(net of Tenant's cost of such sublease, including, without limitation, commissions, tenant improvements and legal fees), shall be promptly remitted by Tenant to Landlord as additional Rent hereunder and Tenant shall have no right or claim thereto against Landlord.

No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord under such circumstances agrees to continue such sublease. Upon Landlord's receipt of request by Tenant to assign this Lease or any interest herein or in the use of the Demised Premises by any party other than Tenant, Landlord shall have the right, at Landlord's option, to exercise in writing any of the following options: (i) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Section 18; or (ii) to reasonably refuse to consent to the proposed assignment or sublease.

(b) In determining the reasonableness of Landlord's refusal to consent to Tenant's proposed assignment of this Lease or subleasing of the Demised Premises, Landlord may take into consideration all relevant factors with respect to the proposed assignment or sublease, including, without limitation, the following:

(i) The business reputation of the proposed assignee or sublessee and its partners, officers, stockholders or other equity owners;

(ii) The nature of the business and the proposed use of the Demised Premises by the proposed assignee or sublessee;

(iii) The financial condition of the proposed assignee or sublessee;

(iv) The effect that the proposed assignee or sublessee would have on the operations and management of the Building and Landlord's investment therein;

(v) Whether or not the proposed assignee or sublessee is reputable and of a kind customarily found in a same-class office building as the Building;

(vi) Whether or not the proposed assignee or sublessee is presently a tenant (or subsidiary or successor of a tenant) in the Building;

(vii) Restrictions, if any, contained in other leases or agreements affecting the Building;

(viii) The extent to which the proposed assignee or sublessee and Tenant provide Landlord security reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder, including, without limitation, the payment of Rent;

(ix) Restrictions, if any, imposed by the holder of any mortgage encumbering the Project or any portion thereof; and

(x) Whether or not the proposed assignee or sublessee is willing to agree in the assignment of lease agreement or sublease agreement, as the case may be, to comply, at its expense, with all laws, ordinances, orders, discretions, requirements, rules and regulations of all governmental authorities then in force and which may thereafter be in force, which impose any duty on Landlord or the assignee or sublessee, as the case may be, with respect to the use, occupancy or alteration of the Demised Premises or any portion thereof.

19. Destruction.

(a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Section 19, and during the period required for restoration, a just and proportionate part of the Base Rental shall be abated until the Demised Premises are repaired or rebuilt; provided, however, that (i) if the damage is caused by the act or omission of Tenant or any of its officers, contractors, subcontractors, agents, representatives or employees, the Base Rental shall not abate, and (ii) Landlord shall have no obligation to repair or restore any damage to trade fixtures, furniture and other personal property of, or leasehold improvements completed by, Tenant.

(b) In the event that (i) the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within ninety (90) days after the date of the commencement of repair of the casualty, (ii) the Demised Premises are damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, (iii) the Demised Premises are damaged or destroyed during the last twelve (12) months of the Lease Term, or (iv) the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Landlord's reasonable judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within thirty (30) days after the date of such casualty. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within ninety (90) days after the date of the commencement of the repair of the casualty, or if the Demised Premises are substantially damaged during the last twelve (12) months of the Lease Term, then in any such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such casualty; provided, however, that if the damage is caused by the act or omission of Tenant or any of its officers, contractors, subcontractors, agents, representatives or employees, Tenant shall not have the right to elect to

terminate this Lease. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under Section 19(c) hereof as expeditiously as possible under the circumstances.

(c) If Landlord should elect or be obligated pursuant to Section 19(a) hereof to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the Landlord under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease.

(d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of any casualty to the Project or any portion thereof.

20. Services by Landlord. Landlord shall provide the Building Standard Services described in Exhibit D hereto and the parking as described in Exhibit E hereto.

21. Attorneys' Fees. If Landlord hires an attorney-at-law to collect any Rent or other debt owing by Tenant to Landlord, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorneys' fees and agrees that such sum is reasonable. If Landlord uses the services of any attorney in order to secure compliance with any other provision of this Lease, to recover damages for any breach or default of any other provision of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law against any obligation owing under this Lease, and Tenant assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

22. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

23. Subordination and Attornment.

(a) Landlord and Tenant agree that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any portion thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any portion thereof, to all advances made or hereafter to be made upon the security of any such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of any such mortgage or such ground or underlying lease, and to any replacements and substitutions for any such mortgage or ground or underlying lease. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term

"mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

(b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease be superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be.

(c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Project or any portion thereof, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title to the Project or any portion thereof, Tenant shall attorn to the transferee or purchaser at foreclosure or under power of sale, or the lessor of Landlord upon such lease termination, as the case may be (sometimes hereinafter called a "Successor") and shall recognize and be bound and obligated hereunder to such Successor as landlord under this Lease; provided, however, that no such Successor shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such Successor); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord) except to the extent constituting a continuing default; (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Project or any portion thereof pursuant to the powers granted to such mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that, notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Project or any portion thereof in the manner provided in such mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of such mortgage or the note secured thereby, make such sale of the Project or any portion thereof subject to this Lease.

24. Estoppel Certificates. Within ten (10) business days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel

certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Project or any portion thereof certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

25. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only a usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

26. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

27. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of the amount of Rent (including any adjustments provided herein) payable for the last full calendar month of the Lease Term. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over. In addition, upon the expiration of the Lease Term, Tenant shall be liable for and pay to Landlord, all damages, consequential as well as direct, sustained by reason of Tenant's holding over beyond the expiration of the Lease Term.

28. Surrender of Premises. Upon the expiration or termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear and insured casualty only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant's being dispossessed by process of law or otherwise, such personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such personalty and equipment, including, without limitation, the cost of repairing any damage to the Project caused by the removal of such personalty and equipment and storage charges (if Landlord elects to store any of such personalty and equipment). The covenants and conditions of this Section 28 shall survive the expiration or termination of this Lease.

29. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective addresses set forth in Section 1 hereof or at such other address as either party shall have theretofore given to the other by notice herein provided.

30. Damage or Theft of Personal Property. All personal property brought into the Demised Premises by Tenant, or Tenant's employees, agents or business visitors shall be at the risk of Tenant only. Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Project unless damage or theft is caused by Landlords negligence or misconduct.

31. Eminent Domain.

(a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Project (other than the Demised Premises) is taken that a reasonable amount of reconstruction thereof will, in Landlord's sole discretion, cause the Building to be no longer reasonably suitable for the purpose for which it was designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b) If this Lease is terminated under the provisions of this Section 31, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term.

(c) If there is a partial taking of any portion of the Project and this Lease is not thereupon terminated under the provisions of this Section 31, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct any affected portion of Building to the extent necessary to make the same a complete architectural unit; provided, however, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

(d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project or any portion thereof shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against

the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense; provided, however, that no such claim shall diminish or adversely affect Landlord's award.

(e) Notwithstanding anything to the contrary contained in this Section 31, if, during the Lease Term, the use, occupancy or physical access to the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public purpose under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

32. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives, successors and its assignees and sublessees to the extent permitted hereunder. In addition, Landlord and Tenant covenant and agree that Landlord's right to sell, transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such sale, transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

33. Indemnification by Tenant. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and The Metropolitan Nashville Airport Authority (the "Authority"), and their respective commissioners, members, managers, officers, employees, agents, representatives, affiliates, subsidiaries, successors and assigns, from and against any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees, to the extent caused in whole or in part by any act or omission of Tenant, or any of its employees, contractors, servants, agents, sublessees, assignees, representatives or invitees, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Section 33 shall survive the expiration or termination of this Lease.

34. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, act of God or any other cause beyond a party's control (a "Force Majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered

to be in default under this Lease. If, as a result of a Force Majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, the performance of which has thus been delayed.

35. Limitation on Landlord's Liability. Neither Landlord nor any of its members, managers, officers, employees, successors or assigns shall have any personal liability with respect to any of the provisions of this Lease or for any damage (including indirect and consequential damages), injury, loss, compensation or claim, including but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Demised Premises for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to the Demised Premises.

In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount owed or allegedly owed to Tenant from any Rent or other sums payable to Landlord, it being understood that Tenant's sole remedy for recovering upon a claim shall be to institute an independent action against Landlord.

36. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to provide for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person or entity lawfully claiming under Landlord.

37. Hazardous Substances.

(a) Tenant hereby covenants and agrees that Tenant shall not cause or knowingly permit any Hazardous Substances (as herein defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for its permitted use, but only so long as the same are stored, handled and disposed of strictly in compliance with all applicable laws and governmental rules and regulations relating thereto.

(b) Landlord represents and warrants that, to the best of his knowledge, the underlying soil, Building, and Premises are free of environmental contaminants and toxic materials and compliant with all laws related to environmental conditions and toxic materials. It shall be the responsibility of Landlord, at its sole cost and expense, to remove any toxic materials prior to the Commencement Date.

(c) Tenant and its successors and assigns shall indemnify, defend, reimburse and hold harmless Landlord and Authority, and their respective commissioners, members, managers, officers, employees, agents, representatives, affiliates, subsidiaries, successors and assigns, from and against any and all losses,

liabilities, including, without limitation, strict liability, damages, injuries and expenses (including, without limitation, reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever) paid, incurred or suffered by, or asserted against, Landlord or Authority, or any of their respective commissioners, members, managers, officers, employees, agents, representatives, affiliates, subsidiaries, successors or assigns, by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, strict liability, damages, injuries, expenses (including, without limitation, reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever) asserted or arising under any Environmental Laws (as herein defined)); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenants and agreements of Tenant contained in this Section 37. The obligations of Tenant under this Section 37 shall survive the expiration or termination of this Lease.

(d) For purposes of this Lease, "Hazardous Substances" means and includes any and all substances, materials, wastes, pollutants, oils or governmentally regulated substances or contaminants defined or designated as hazardous, toxic, radioactive, dangerous or any other similar term in or under any of the Environmental Laws, including, without limitation, asbestos and asbestos-containing materials, petroleum products (such as crude oil or any fraction thereof, gasoline, aviation fuel, jet fuel, diesel fuel, lubricating oils and solvents), urea formaldehyde, flammable explosives, PCBs, radioactive materials or waste, and any other substance that, because of its quantity, concentration or physical, chemical or infectious characteristics, may cause or threaten a present or potential hazard to human health or the environment when improperly generated, used, stored, handled, treated, discharged, distributed, disposed or released.

(e) For purposes of this Lease, "Environmental Laws" means all present and future applicable laws, ordinances, orders, directives, rules, codes and regulations of all governmental authorities, as the same may be amended, modified or updated from time to time, and applicable decisional law (including, without limitation, judicial or administrative interpretations, orders and judgments), which govern any Hazardous Substances or relate to the protection of human health, safety or the environment, and shall include, without limitation, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136, *et seq.*; the Safe Drinking Water Act, 44 U.S.C. § 300f, *et seq.*; the Oil Pollution Act of 1990, 33 U.S.C. § 2701, *et seq.*; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601, *et seq.*; the Superfund Amendments and Reauthorization Act of 1986, Pub. Law No. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601, *et seq.*; the Clean Air Act, 42 U.S.C. § 7401, *et seq.*; the Federal Water Pollution Control Act, 33 U.S.C. § 1251, *et seq.*; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, *et seq.*; and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, *et seq.*, all as amended from time to time.

38. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

39. Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

40. Entire Agreement. This Lease (inclusive of all recitals, exhibits and other attachments hereto), contains the entire agreement of the parties with respect to the leasing of the Demised Premises and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum hereof. Defined terms used in exhibits to this Lease and not otherwise defined therein shall have the meanings assigned to them in the remainder of this Lease.

41. Headings. The use of headings herein is solely for the convenience of indexing the various Sections hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

42. INTENTIONALLY DELETED

43. Governing Law. The laws of the State of Tennessee shall govern the performance and enforcement of this Lease.

44. Authority. If Tenant executes this Lease as a corporation, Tenant does hereby represent and warrant as follows: (i) it is duly incorporated and fully authorized and qualified to do business in the State of Tennessee; (ii) it has full right and authority to enter into this Lease; (iii) there are no consents or approvals required for Tenant to enter into and perform this Lease; and (iv) each person signing on behalf of Tenant represents and warrants that s/he is an officer of Tenant and is authorized to sign on behalf of Tenant. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called an "Entity"), each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant as follows: (A) Tenant is a duly authorized and existing Entity; (B) it has full right and authority to enter into this Lease; (C) there are no consents or approvals required for Tenant to enter into and perform this Lease; and (D) all persons executing this Lease on behalf of Tenant are authorized to do so on behalf of Tenant, and such execution is fully binding upon Tenant and its partners, joint venturers or principals, as the case may be. Tenant agrees to promptly execute all necessary and reasonable applications or documents required by any jurisdiction in which the Demised Premises are located to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

45. Joint and Several Liability. If Tenant comprises more than one person, corporation or Entity, the liability hereunder of all such persons, corporations or Entities shall be joint and several.

46. Legal Interest and Other Charges. Notwithstanding any provision of this Lease to the contrary, it is the intent of Landlord and Tenant that Landlord shall not be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum amount of interest permitted to be charged by applicable laws. In the event this Lease requires a payment of interest that exceeds the maximum amount of interest permitted under applicable laws, such interest shall not be received, collected, charged or reserved until such time as that interest, together with all other interest then payable, falls within the maximum amount of interest permitted to be charged under applicable laws. In the event Landlord receives any such interest in excess of the maximum amount of interest permitted to be charged under applicable laws, the amount that would be excessive interest shall be deemed a partial prepayment of Rent and treated under this Lease as such, or, if this Lease has expired or been terminated, any remaining excess funds shall immediately be paid to Tenant.

47. Avigation Easement. Tenant acknowledges and agrees that the Project is located on property leased by Landlord from Authority that is adjacent to the Nashville International Airport (the "Airport"). Landlord hereby reserves from the Demised Premises, for the use and benefit of itself and Authority and their successors and assigns, and the operators, owners and users of Aircraft (as herein defined) of all types and for the public in general, a perpetual easement and right-of-way for the free and unobstructed flight and passage of Aircraft ("Aircraft" being defined for the purposes of this Lease as any contrivance now known or hereafter invented, used or designed for navigation of or flight in or through the air) by whomsoever owned or operated, in and through the airspace above, over and across the surface of the Land, together with the right to cause in such airspace such noise, vibration, odors, vapors, particulates, smoke, dust and other effects as may be inherent in the operation of Aircraft for navigation of or flight or passage in and through such airspace, and for the use of such airspace by Aircraft for approaching, landing upon, taking off from, maneuvering about or operating at the Airport. This easement is reserved upon and subject to the following terms and conditions:

(a) Tenant shall not hereafter use, cause or permit to be used, or suffer use of, the Demised Premises so as: (i) to cause electrical, electronic or other interference with radio, radar, microwave or other similar means of communications between the Airport and any Aircraft; (ii) to adversely affect or impair the ability of operators of Aircraft to distinguish between regularly installed air navigation lights and visual aids and other lights serving the Airport; or (iii) to cause glare in the eyes of operators of Aircraft approaching or departing the Airport, or to impair visibility in the vicinity of the Airport, or to otherwise endanger the approaching, landing upon, taking off from, maneuvering about or operating of Aircraft on, above and about the Airport; and

(b) Tenant, for itself and its assigns, sublessees and legal representatives (collectively, the "Releasing Parties"), hereby expressly releases and forever discharges Authority and Landlord and their respective commissioners, members, managers, legal representatives, officers, assigns, associates, employees, agents and

all others acting in concert with Authority or Landlord, from any and all claims, debts, liabilities, obligations, costs, expenses, actions or demands, vested or contingent, known or unknown, whether in tort, contract or otherwise, that the Releasing Parties may now own or hold, or have any time heretofore owned or held, or may at any other time own or hold, by reason of noises, vibration, odors, vapors, particulates, smoke, dust or other effects as may be inherent in the operation of Aircraft and caused or created by the flight or passage of Aircraft in or through the airspace subject to the easement and right-of-way herein reserved.

48. Agreements Relating to Airport. This Lease is subject and subordinate to the provisions of any agreement heretofore or hereafter made between Authority and any other governmental authority relative to the operation or maintenance of the Airport, the execution of which has been required as a condition precedent to the transfer of federal rights or property to Authority for Airport purposes, or the expenditure of federal funds for the improvement or development of the Airport, including the expenditure of federal funds for the development of the Airport in accordance with the provisions of the Federal Aviation Act of 1958, as amended.

49. Lessor's Right to Relocate Tenant. Landlord may, at Landlord's expense, relocate Tenant within the Building or Property in space which is reasonably comparable in size to the Premises and is reasonably suited for Tenant's use. If Landlord relocates Tenant, Landlord shall pay for all tenant improvements to finish the space to meet the tenants needs in accordance with existing building minimum standards, reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space.

50. Security Deposit. Landlord hereby retains a security deposit received by Tenant in the amount of Four Thousand Ninety Dollars and 83/100 ($4,090.83) as a security deposit for the full, faithful and prompt performance of and compliance with, on the part of Tenant, all the conditions of this Lease and all the covenants, terms and conditions of any provision hereinafter entered into. The said Security Deposit shall remain on deposit with Landlord throughout the term of this Lease. In addition to any and all other remedies available to it under any agreement or otherwise, Landlord shall have the right, at its sole option and at any time, to use the Security Deposit or any part thereof in whole or partial satisfaction of any of its claims or demands against Tenant and for the payment of reasonable attorney's fees and other costs for the enforcement of any of its claims or demands against Tenant. There shall be no obligation of Landlord to exercise such right, and neither the existence of such right nor the holding of the Security Deposit itself shall cure any default or breach on the part of Tenant. In the event that Landlord shall at any time or times so use the Security Deposit or a part thereof, Tenant shall, on demand of Landlord and within two (2) days thereafter, deposit with Landlord additional cash so as to maintain the Security Deposit at all times at the full amount stated above; all such additional deposits shall be subject to all the conditions of this Lease. Within thirty (30) days after the expiration of this Lease, Landlord will return the Security Deposit to Tenant, less the amount of any and all unpaid claims and damages of the Landlord under this Lease Tenant agrees that it will not assign, mortgage or

encumber the Security Deposit. Tenant hereby waives any rights to any interest which may be earned or accrued on its Security Deposit during the term of this Lease or any extension or renewal hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement with proper persons thereunto authorized to do so on the day and year first written above.

ATTEST:

____
Staff Secretary

MPC HOLDINGS, LLC:

/s/ Douglas E. Kreulen
Douglas E. Kreulen, A.A.E.
President & CEO

APPROVED AS TO FORM AND LEGALITY:

/s/ Theodore Morrissey
Theodore Morrissey
Assistant General Counsel

RECOMMENDED BY:

/s/ Carrie Logan
Carrie Logan
VP, Deputy General Counsel

TENANT:

INSIGHT GENETICS, INC, a wholly-owned subsidiary of ONCOCYTE CORPORATION

/s/ Joshua Riggs
Joshua Riggs
CEO

RULES AND REGULATIONS

1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Notwithstanding the foregoing, Tenant shall be entitled to the following signage at the Landlord's sole cost: (i) Tenant's name in the Building lobby directory, and (ii) a Building standard door plaque. Tenant shall not be required to remove any signage at the end of the Lease Term or Option period as applicable.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on the Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, without limitation, using any musical instrument, loud recorded music, singing etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of the Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in the Building or Demised Premises without the prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building (other than service animals accompanying people with disabilities). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating or cooling apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only Twelve (12) key(s) for the Demised Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys. Only Twelve (12) access card(s) for the Demised Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional access cards. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without the prior written consent of Landlord. Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys and access cards furnished to Tenant by Landlord or otherwise procured by Tenant and in the event of loss of any keys or access cards furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. No deliveries shall be made in passenger elevators. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of the Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building. No hand trucks shall be permitted in any passenger elevator. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building.

9. Every person, including Tenant, and its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided, however, that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 7:00 p.m., on all days except Saturdays, Sundays and holidays. Landlord may also implement a card access security system to control access during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant. In accordance with the foregoing, Tenant shall have access to the Building 24 hours per day, 7 days per week.

10. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft or mysterious disappearance of, or damage to, any property. Only persons authorized by Landlord may furnish ice, drinking water, towels and

other similar services within the Building and only at hours and under regulations fixed by Landlord. All such service providers furnished by Landlord shall be adequately bonded and insured.

11. No connection shall be made to the electric wires or gas or electric fixtures of the Building without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and persons shall not be allowed to do work on outside wiring unless by the written permission of Landlord or its representatives, except as referenced in Exhibit "C". If telegraph or telephonic service is desired, the wiring for the same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power for heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right to change the name of the Building and to change the street address of the Building.

16. The directory of the Building will be provided for the display of the names and locations of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and, if so approved, a reasonable charge will be made therefor.

17. Tenant, in order to obtain maximum effectiveness of the cooling system, shall endeavor to lower and close the blinds (at not less than a 45-degree angle) or drapes when the sun's rays are directly in windows of the Demised Premises. Tenant shall not remove the standard blinds installed in the Demised Premises. Tenant shall not place items on windowsills in the Demised Premises.

18. Smoking is prohibited anywhere within the Building including, but not limited to, the Demised Premises, the building lobbies, public corridors, elevator lobbies, stairwells, restrooms and any other common areas within the Building.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such

Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other tenants of the Building.

20. These Rules and Regulations are supplemental to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

21. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

22. Landlord reserves the right to require Tenant to temporarily evacuate the Demised Premises and the Project, or temporarily restrict Tenant's access thereto, if Landlord, in its sole but reasonable discretion, deems such action necessary to protect or otherwise safeguard the health or safety of Tenant, any other Building tenant, or any other Building occupant form any threat or perceived threat of any kind made upon the Project or any tenant of the Building. Any such action taken by Landlord shall not be deemed an actual or constructive eviction of Tenant, a breach of the covenant of quiet enjoyment or an interruption of Tenant's business, and Tenant shall not be entitled to any abatement of rent, loss or profits or damages for any injury or inconvenience occasioned thereby.

EXHIBIT A

LEGAL DESCRIPTION

Land in Nashville, First Civil District, Thirteenth Councilmanic District, Davidson County, Tennessee, being Lot No. 1 on the Plan of Authority Subdivision No. 3, of record in Plat Book 4715, Page 38, Register's Office of Davidson County, Tennessee, and lying in southeastern Davidson County, Tennessee and on the east margin of Briley Parkway and south margin of International Plaza Drive (a private access road). Property is bounded on the west by Briley Parkway, on the north by International Plaza Drive, on the east by Jetway Drive, a private access road, and on the south by property belonging to Metropolitan Nashville Airport Authority of record in Deed Book 4440, Page 758A, Register's Office of Davidson County, Tennessee, and more specifically described as follows:

Beginning on an existing iron pin at the intersection of the east margin of Briley Parkway and the south margin of International Plaza Drive; thence with the south margin of International Plaza Drive, S-77°34'49"-E, 638.22' to an existing iron pin at the intersection of the south margin of International Plaza Drive and the west margin of Jetway Drive; thence with the west margin of Jetway Drive around a curve to the left with a radius of 2,037.57' a distance of 385.04', and with a chord bearing of S-13°12'04"-W, a chord distance of 384.47' to a new iron pin set on said west margin; thence leaving said west margin N-77°43'30"-W, 604.04' to an iron pin set on the east margin of Briley Parkway; thence with said east margin N-06° 20'30"-E, 201.35' to a new iron pin; thence S-82°53'03"-E, 5.77' to a new iron pin; thence around a curve to the right with a radius of 2,784.79' a distance of 185.72', with a chord bearing N-08°17'30"-E and chord distance of 185.69' to an iron pin, the point of beginning and containing 5.46 acres, more or less, according to a survey dated July 3, 2007, by Galyon W. Northcutt, TN RLS #1529, 2607 Forest View Drive, Antioch, TN 37013.

EXHIBIT B

SPACE PLAN


SUITE 108
SUITE 104
SUITE 100
SUITE 103
MAIL ROOM
SUITE 101
SUITE 102
PLANTER

EXHIBIT C

LEASEHOLD IMPROVEMENTS

Tenant Responsibilities:

- Tenant is responsible for all voice, data and telecom needs.
- Tenant shall comply with MPC AIR Process requirements for any tenant improvements.

Landlord Responsibilities:

- **N/A**

EXHIBIT D

BUILDING STANDARD SERVICES

TENANT ALTERATIONS

1. Building Standard Services.

Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

(a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the standards of comparable multi-tenant office buildings in Nashville, Tennessee.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to routine maintenance and repair, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the standards of comparable multi-tenant office buildings in Nashville, Tennessee.

(c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of comparable multi-tenant office buildings in Nashville, Tennessee. Landlord will provide interior, exterior and all necessary lighting and emergency lighting in accordance with all applicable federal, state and local requirements.

(d) Janitorial service shall be provided five (5) days per week, exclusive of Holidays, in a manner that Landlord reasonably deems to be consistent with the standards of comparable multi-tenant office buildings in Nashville, Tennessee.

(e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated comparable, multi-tenant office buildings in Nashville, Tennessee; provided, however, that Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, or its agents, employees and visitors, arising out of losses due to theft, burglary or damage or injury to persons or property caused by persons gaining access to the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury, except to the extent arising out of the gross negligence of Landlord, or its

agents, contractors or employees. Tenant, at Tenant's sole cost and/or from the Allowance, shall have the right to install a security system, including access panels and cameras, for the Premises, Building and Parking areas, subject to Landlord's reasonable approval. Removal of the security system will be Tenant's sole responsibility, or as otherwise agreed to in writing by both parties.

(f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage

electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 4.0 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total electrical design load for said lighting shall not exceed 1.5 watts per square foot of rentable area (each such rated electrical design loan to be herein referred to as the "Building Standard Rated Electrical Design Load"). Should Tenant's total rated electrical design load for the entire Demised Premises or any portion thereof (including, without limitation, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be herein referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed, the same shall be separately metered to Tenant, and the cost thereof shall be borne by Tenant. The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. If any of Tenant's electrical equipment requires conditioned air in excess of building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering, operating and maintenance costs relating thereto. If Tenant requires that certain areas within the Demised Premises must operate in excess of the normal Building Operating Hours, the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

(g) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

(h) Non-exclusive multiple cab passenger service to the Demised Premises during Building Operating Hours and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon

reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish the same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed

as an eviction of Tenant, nor cause an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, that Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday immediately following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Nashville, Tennessee office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed other than the respective day mentioned, then that day which constitutes the day observed by national banks in Nashville, Tennessee on account of said holiday shall constitute the Holiday under this Lease.

2. Landlord Alterations.

(a) Landlord shall make the alterations specified in Exhibit C to this Lease.

3. Tenant Alterations.

(a) In the event that Landlord consents to Tenant's making, or causing to be made, at Tenant's sole cost and expense, alterations, additions, improvements, attachments or installations to the Demised Premises, Tenant may elect to remove any or all of the same from the Demised Premises upon termination or expiration of the Lease; provided, however, that, upon any such removal, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear and insured casualty excepted.

(b) Tenant shall provide, or cause to be provided, to Landlord insurance certificates of its contractors prior to the commencement of work on any Tenant's improvements as required under this Lease with the following minimum criteria being required by Landlord:

A. Broad form general liability insurance covering personal injury, bodily injury and property damage liability, with a combined single limit of not less than $1,000,000 incorporating the premises/operations, XCU (explosion, collapse and underground hazard) products/completed operation hazard, contractual insurance, broad form property damage liability, independent contractor's liability and personal injury liability.

B. Statutory worker's comprehensive insurance and employer's liability, not less than $100,000/500,000/100,000, in accordance with the requirements of the applicable laws of the jurisdictions in which the work is to be performed.

C. Comprehensive automobile liability insurance for owned, hired and non-owned vehicles, in an amount not less than $1,000,000 combined single limit bodily injury and property damage.

D. Each certificate of insurance is to list Landlord as the certificate holder and additional named insured and must be provided PRIOR to entering the Demised Premises and the commencement of the work.

EXHIBIT E

PARKING

There shall be available 10 non-reserved parking spaces for the non-exclusive use of Tenant's employees. There shall also be a reasonable number of non-reserved parking spaces available for the non-exclusive use of tenant's guests. The parking spaces shall be in the Building's parking lot. Parking is free of charge for the Lease Term and any Renewal Term. Tenant agrees that parking is at its own risk and holds Landlord harmless in all cases and acknowledges that Landlord assumes no responsibility or liability for accident, theft, injury or any loss whatsoever occurring in the parking areas, except to the extent arising out of the negligence of Landlord, or its agents, contractors, employees, licensees or assigns.

EXHIBIT F

I. **Compliance with Non-Discrimination Requirements**: During the performance of the Agreement, as amended from time to time (the "Amended Agreement"), Lessee, for itself, its assignees, and successors in interest (hereinafter referred to in this **Exhibit F** as the "contractor"), agrees as follows:

(a) Compliance with Regulations**:** The contractor (hereinafter in this Exhibit B includes consultants) will comply with the Title VI List of Pertinent Nondiscrimination Statutes and Authorities, as they may be amended from time to time, which are herein incorporated by reference and made a part of the Amended Agreement.

(b) Non-discrimination**:** The contractor, with regard to the work performed by it during the Amended Agreement, will not discriminate on the grounds of race, color, or national origin in the selection and retention of subcontractors, including procurements of materials and leases of equipment. The contractor will not participate directly or indirectly in the discrimination prohibited by the Acts and Regulations, including employment practices when the contract covers any activity, project, or program set forth in Appendix B of 49 CFR part 21.

(c) Solicitations for Subcontracts, Including Procurements of Materials and Equipment**:** In all solicitations, either by competitive bidding, or negotiation made by the contractor for work to be performed under a subcontract, including procurements of materials, or leases of equipment, each potential subcontractor or supplier will be notified by the contractor of the contractor's obligations under the Amended Agreement and the Acts and Regulations relative to non-discrimination on the grounds of race, color, or national origin.

(d) Information and Reports**:** The contractor will provide all information and reports required by the Acts and Regulations and directives issued pursuant thereto and will permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by Authority or the Federal Aviation Administration to be pertinent to ascertain compliance with such Acts and Regulations and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish the information, the contractor will so certify to Authority or the Federal Aviation Administration, as appropriate, and will set forth what efforts it has made to obtain the information.

(e) Sanctions for Non-compliance: In the event of a contractor's non-compliance with the non-discrimination provisions of the Amended Agreement, Authority will impose such contract sanctions as it or the Federal Aviation Administration may determine to be appropriate, including, but not limited to:

(i) Withholding payments to the contractor under the contract until the contractor complies; and/or

(ii) Cancelling, terminating, or suspending a contract, in whole or in part.

(f) Incorporation of Provisions: The contractor will include the provisions of paragraphs (a) through (e) above in every subcontract, including procurements of materials and leases of equipment, unless exempt by the Acts and Regulations and directives issued pursuant thereto. The contractor will take action with respect to any subcontract or procurement as Authority or the Federal Aviation Administration may direct as a means of enforcing such provisions including sanctions for non-compliance. Provided, that if the contractor becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, the contractor may request Authority to enter into any litigation to protect the interests of Authority. In addition, the contractor may request the United States to enter into the litigation to protect the interests of the United States.

(g) Operation of Facilities**:** The contractor for itself and its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree that:

(i) In the event facilities are constructed, maintained, or otherwise operated on the property described in the Amended Agreement for a purpose for which a Federal Aviation Administration activity, facility, or program is extended or for another purpose involving the provision of similar services or benefits, the contractor will maintain and operate such facilities and services in compliance with all requirements imposed by the Acts and Regulations (as may be amended) such that no person on the grounds of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities; and

(ii) In the event of breach of any of the above non-discrimination covenants, Authority will have the right to terminate the Amended Agreement and to enter, re-enter, and repossess said lands and facilities thereon, and hold the same as if the Amended Agreement had never been made or issued.

(h) Construction/Use/Access of Facilities: The contractor for itself and its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree that:

(i) (1) no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, and (3) the contractor will use the premises in compliance with all other requirements imposed by or pursuant to the Acts and Regulations, as amended; and

(ii) In the event of breach of any of the above non-discrimination covenants, Authority will have the right to terminate the Amended Agreement and to enter or re-enter and repossess said land and the facilities thereon and hold the same as if said Amended Agreement had never been made or issued.

II. **Pertinent Non-discrimination Authorities:** During the performance of the Amended Agreement, the contractor agrees to comply with the following non-discrimination statutes and authorities; including but not limited to:

- Title VI of the Civil Rights Act of 1964 (42 U.S.C. § 2000d *et seq*., 78 stat. 252), (prohibits discrimination on the basis of race, color, national origin);
- 49 CFR part 21 (Non-discrimination In Federally-Assisted Programs of The Department of Transportation—Effectuation of Title VI of The Civil Rights Act of 1964);
- The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, (42 U.S.C. § 4601), (prohibits unfair treatment of persons displaced or whose property has been acquired because of Federal or Federal-aid programs and projects);
- Section 504 of the Rehabilitation Act of 1973, (29 U.S.C. § 794 *et seq*.), as amended, (prohibits discrimination on the basis of disability); and 49 CFR part 27;
- The Age Discrimination Act of 1975, as amended, (42 U.S.C. § 6101 *et seq*.), (prohibits discrimination on the basis of age);

- Airport and Airway Improvement Act of 1982, (49 USC § 471, Section 47123), as amended, (prohibits discrimination based on race, creed, color, national origin, or sex);
- The Civil Rights Restoration Act of 1987, (PL 100-209), (Broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, The Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms "programs or activities" to include all of the programs or activities of the Federal-aid recipients, sub-recipients and contractors, whether such programs or activities are Federally funded or not);
- Titles II and III of the Americans with Disabilities Act of 1990, which prohibit discrimination on the basis of disability in the operation of public entities, public and private transportation systems, places of public accommodation, and certain testing entities (42 U.S.C. §§ 12131 – 12189) as implemented by Department of Transportation regulations at 49 CFR parts 37 and 38;
- The Federal Aviation Administration's Non-discrimination statute (49 U.S.C. § 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);
- Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations, which ensures non-discrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low-income populations;
- Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, you must take reasonable steps to ensure that LEP persons have meaningful access to your programs (70 Fed. Reg. at 74087 to 74100);
- Title IX of the Education Amendments of 1972, as amended, which prohibits you from discriminating because of sex in education programs or activities (20 U.S.C. 1681 *et seq*).